 CUSIP No. 344839204                  13-G                   Page 7  of 10 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 11, 1998
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                    MORGAN STANLEY,  DEAN WITTER,  DISCOVER & CO. and VAN KAMPEN

               AMERICAN  CAPITAL  ASSET  MANAGEMENT,  INC.,  hereby  agree that,

               unless  differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).